EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41787) pertaining to the Psychemedics Corporation 1989 Incentive Stock Option Plan, the 1989 Non-Qualified Stock Option Plan, the 1991 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreements pursuant to Written Compensation Agreements, (Form S-8 No 33-50712) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 33-66942) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 333-12403) pertaining to the 1989 Employee Stock Option Plan and the 1989 Non-Qualified Stock Option Plan, (Form S-8 No. 333-39968) pertaining to the 2000 Stock Option Plan, (Form S-3 No. 33-45332) and (Form S-3 No. 33-58970) pertaining to shares issued in private placements of Psychemedics Corporation of our report dated March 24, 2008, relating to the financial statements which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Boston, Massachusetts
March 24, 2008